Press Release
Contact:
James F. Ropella
Senior Vice President and CFO
First Business Financial Services, Inc.
608-232-5970
jropella@firstbusiness.com

First Business Announces Post-Split Quarterly Dividend of $0.11
MADISON, WI – October 30, 2015 – First Business Financial Services, Inc. (NASDAQ: FBIZ) announced its board of directors has declared a quarterly cash dividend on its common stock of $0.11 per share. The 2015 annualized dividend amount is $0.44 per share which is equivalent to a dividend yield of 1.71% based on yesterday’s market close price of $25.36. The quarterly dividend at this amount is the same as the quarterly dividend declared in January, May and August, 2015 on a post-split basis. This regular cash dividend is payable on November 23, 2015 to shareholders of record at the close of business on November 12, 2015.

Corey Chambas, President & CEO, stated, “The payment of regular cash dividends remains a priority for First Business as we maintain our commitment to provide a consistent return to our shareholders while retaining sufficient capital to meet the needs of our strategic growth objectives. We believe our previously announced record quarterly performance validates the successful execution of these growth objectives and builds upon the earnings momentum introduced with the acquisition of Alterra Bank.”

About First Business Financial Services, Inc.
First Business Financial Services, Inc. (NASDAQ: FBIZ) is a Wisconsin-based bank holding company, focused on the unique needs of businesses, business executives, and high net worth individuals. First Business offers commercial banking, specialty finance, and private wealth management solutions, and because of its niche focus, is able to provide its clients with unmatched expertise, accessibility, and responsiveness. For additional information, visit www.firstbusiness.com or call 608-238-8008.

This press release includes “forward-looking” statements related to First Business Financial Services, Inc. (the “Company”) that can generally be identified as describing the Company’s future plans, objectives or goals. Such forward-looking statements are subject to risks and uncertainties that could cause actual results or outcomes to differ materially from those currently anticipated. These forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. For further information about the factors that could affect the Company’s future results, please see the Company’s 2014 annual report on Form 10-K, quarterly reports on Form 10-Q and other filings with the Securities and Exchange Commission.
The First Business Financial Services, Inc. logo is available at http://www.globenewswire.com/newsroom/prs/?pkgid=25434
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